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                                                                  EXHIBIT 10.1.1

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED November 14, 1995 ("the Amendment") is made and entered into this 1st day of February 2001 by and between SeraCare, Inc., a Delaware Corporation (referred herein as the "Corporation") and Jerry L. Burdick (the "Employee").

WHEREAS, the Corporation previously entered into an employment agreement on November 14, 1995, (the "Employment Agreement");

AND WHEREAS the term of the Employment Agreement was previously extended by the Board of Directors through February 6, 2003;

AND WHEREAS, the Corporation hereby wishes to amend the employment again;

AND WHEREAS the Employee wishes to have the employment agreement amended as specified herein;

Now Therefore, the following extension and amendments are hereby agreed to by both the Corporation and the Employee:

1.   The Term of the agreement has been extended through February 6, 2003.
2. Effective February 1, 2001, the annual base compensation is hereby adjusted to be $175,000 per year plus an auto allowance of $750.00 per month.
3. Employee shall receive 100,000 options with an exercise price of $3.25. Such options shall all have 7 year cliff vesting with accelerated vesting as follows:
          50,000 options will vest ratably over 4 years
          50,000 options will have accelerated vesting. They will vest ratably over two years beginning with the achievement of his business plan for 2002.
               25,000 shares, 25,000 shares 1 year later.

     All 100,000 options shall be accelerated in the event of a change of control.

All other terms, conditions and provisions of the Employment Agreement shall remain effective throughout the term of this Amendment.


I hereby certify that the above amendment was adopted by unanimous vote of the Board of Directors on January 12, 2001.

                                         Hereby certified

                                         /s/ Jerry L. Burdick
                                         ____________________
                                         Jerry L. Burdick
                                         Corporate Secretary
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                                   Exhibit A



Volume of Plasma

For the fiscal year ending February 28, 2002, the forty-two existing Plasma Collection centers must collect no less than 752,000 liters. This represents a five percent increase over the prior year, adjusted for a five % increase with respect the 125,000 liters acquired in the six alpha centers.

Cost Reductions:

Labor Cost Per Liter:
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For the fiscal year ending February 28, 2002, the cost of collecting plasma for the forty-two existing centers must be reduced by $2.00 per liter from the January, 2001 level.